Exhibit 13.1

Certification of Principal Executive Officer Pursuant to 18 U.S.C. Section 1350,
as Adopted Pursuant to Section 906 of the Sarbanes- Oxley Act of 2002

I, Oliver Reichert, to the best of my knowledge certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002,

1.)
that the Annual Report on Form 20-F of Birkenstock Holding plc for the year ended September 30, 2023, fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

2.)
that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Birkenstock Holding plc.

Dated: January 18, 2024	/s/ Oliver Reichert
Oliver Reichert
Principal Executive Officer – Birkenstock Holding plc